EXHIBIT 99.01

Chegg Reports Second Quarter 2026 Earnings

SAN FRANCISCO, Calif., August 6, 2026 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), a global learning and workforce skilling company, today reported financial results for the quarter ended June 30, 2026.

“In Q2 we outperformed our expectations on revenue, adjusted EBITDA, and cash, reflecting our ability to execute against our priorities while investing for future growth,” said Dan Rosensweig, CEO and Executive Chairman of Chegg. “Our long-term goal remains the same: return Chegg to growth with high margins and strong free cash flow.”

Second Quarter 2026 Highlights

•Total Net Revenues of $51.8 million, a decrease of 51% year-over-year
•Chegg Skilling Revenues of $17.5 million, an increase of 2% year-over-year
•Gross Margin of 55%
•Non-GAAP Gross Margin of 57%
•Net Loss was $3.0 million
•Non-GAAP Net Loss was $2.5 million
•Adjusted EBITDA was $9.1 million

For more information about non-GAAP gross margin, non-GAAP net loss, and adjusted EBITDA, as well as a reconciliation of gross margin to non-GAAP gross margin, net loss to non-GAAP net loss, and net loss to adjusted EBITDA, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Third Quarter 2026

•Total Net Revenues in the range of $43 million to $44 million
•Gross Margin between 48% and 49%
•Adjusted EBITDA in the range of $1 million to $2 million

As we execute on our expanded opportunity focused on building an employability platform, our Academic Services and Chegg Skilling businesses are becoming increasingly integrated, and we believe total net revenues and adjusted EBITDA are the most meaningful ways to measure progress. Beginning this quarter, we are providing guidance for total net revenues rather than separate revenue guidance.

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the second quarter 2026, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com (such items are not incorporated into any filings Chegg may make with the Securities and Exchange Commission, unless otherwise noted).

Prepared Remarks - Dan Rosensweig, CEO & Executive Chairman Chegg, Inc.

Thank you, Tracey, and thanks everyone for joining Chegg’s second quarter 2026 earnings call. We outperformed our expectations on revenue, adjusted EBITDA, and cash, reflecting our ability to execute against our priorities while investing for future growth. The goal remains the same: return Chegg to growth with high margins and strong free cash flow. Starting last fall, we embarked on our next big chapter, rearchitecting the company to be AI-first, building a sustainable cost structure, and strengthening our balance sheet so we could accelerate our bigger vision.

Chegg’s mission, to put students first and help them move from learning to earning, has never wavered. For almost twenty years, we have evolved to meet students’ most important needs. From inventing the textbook rental model to make higher education more affordable, then providing 24/7 learning support through Chegg Study, and then adding skills-based courses to help learners build the skills needed to advance their careers. Each transition has opened up a new chapter of growth for Chegg, and the foundation we have built across our products, technology, and data now positions us to expand our focus on employability. We will help students build the skills, confidence, and connections needed to graduate, find internships, and transition to the workforce.

Higher education continues to evolve, but one thing will never change; after completing whatever path they pursue, students need a job. For the nearly twenty million students entering today’s job market over the next few years, that transition is filled with challenges and uncertainty.

Beginning in Q3, we are soft launching the next generation of Chegg. By combining our proprietary data, AI, and deep insight into how students learn and build careers, we will reduce the friction for students to get internships and then jobs. The new Chegg will help automate job search and matching, while adding coaching that will help students pick the right major, the right courses, and evaluate the right skills. Our plan is to automate the search, the match, and add coaching, so students build the right skills, take the right courses, and make the right connections. Chegg will handle the hard parts of applying: tailoring resumes, drafting cover letters, auto-filling and submitting applications, and even initiating alumni outreach on behalf of students. We will then add the ability for students to get company-specific interview prep, personalized feedback, and targeted skill-building courses to close any gaps standing between them and the job. The result is a platform that takes a student from “I need a job” to “I am prepared, applied, and connected” all in one place.

It's this convergence of everything we have built - our academic platform, our skilling business, and our language learning capability - into one service that addresses one of the most pressing needs students face today. We have already had more than 10,000 students use the beta and provide feedback, and we will begin rolling out the new service across both Chegg and our site Internships.com, starting in the third quarter and all throughout 2027.

As we expand our focus on employability, our skilling business remains an important part of the opportunity ahead. By helping organizations build workforce capabilities and helping learners develop and apply relevant skills, we are creating a platform that connects learning, skills development, and career outcomes. Chegg Skills has been built as a multi-channel platform - spanning enterprise, institutional, employer, and marketplace channels - to create a more diversified foundation for growth. We have already signed six new partners this year, including OpenSesame and Dale Carnegie, and those launches will take place over the second half of the year. We will continue to expand into enterprises and schools over the next few years using AI and data to dramatically expand and personalize our catalog while making our courses even more affordable.

Our language skills are an important component of employability, helping people expand career opportunities and communicate more effectively in an increasingly global workforce. As a result, we are transforming our language offering from a language-learning app into a performance platform - helping people communicate with confidence and impact, in any language, when it counts. Our new agentic coach, which understands each learner’s goals and the context of each interaction, helps you prepare for the moments that matter, like a client call, a presentation, or an interview. Early next year, we plan to have a seamless integration of our agentic coach into the learner’s actual workflow - learning that shows up exactly when, where and how you need it. We are also expanding our Skills offerings into Europe, combining language learning with broader workforce capabilities.

Underlying all of this has been the restructuring of our workforce to become AI-first. AI allows us to personalize learning, improve outcomes, and scale more efficiently and affordably, giving us a much leaner operating model that can scale much faster, which allows us to return to being a growth business with high margins. When I look at the arc of what we have built and where we are headed, I feel genuinely confident. AI created real headwinds for this company, and we responded by strengthening our balance sheet, rebuilding an AI-first cost structure, and expanding our vision toward a much larger opportunity. We are becoming an employability business - one that helps students develop skills, find internships, land jobs, and grow throughout their careers. That is a more durable market, and we are uniquely positioned to own it. The financial foundation David will walk you through is what makes this all possible, and we look forward to updating you on our progress next quarter.

With that, I’ll turn it over to David.

Prepared Remarks - David Longo, CFO Chegg, Inc.

Thank you, Dan and good morning.

Today, I will review our financial performance for the second quarter of 2026, along with the company’s outlook for the third quarter.

Our second-quarter results exceeded our expectations, reflecting continued execution against our priorities. We are excited to take Chegg into its next chapter by expanding our focus on employability, addressing students' evolving needs while helping employers build a more skilled workforce, creating what we believe is a significant opportunity for long-term, profitable growth. As we execute on our strategy, AI is improving operational efficiency across the company and driving meaningful gains in profitability and cash generation. We also repurchased shares during the quarter, reflecting our confidence in the company's long-term value while maintaining a disciplined approach to capital allocation.

In the quarter, Total Revenue was $51.8 million, exceeding our expectations. We expanded our distribution partnerships, which we expect to contribute more meaningfully later this year, while remaining focused on efficiently managing our academic services products to maximize cash generation. Chegg Study monthly retention continued to be very strong, reinforcing its long-term cash-generating potential.

Turning to expenses, Q2 non-GAAP operating expenses were $32.3 million, nearly cutting our expenses in half compared to the second quarter of last year. This significant reduction reflects our disciplined approach to expense management and enhanced use of AI to improve productivity and drive efficiencies across the company. We continue to identify opportunities to further optimize our cost structure. Adjusted EBITDA for the quarter was $9.1 million, representing a margin of 17%.

Second quarter CapEx was $3.7 million, down 49% year-over-year. For full year 2026, we are targeting a 60% reduction in CapEx.

Free cash flow in the quarter was $6.4 million, which includes approximately $1.5 million of severance payments related to prior restructuring actions. In the first half of the year, we generated $9.5 million in free cash flow despite $14.4 million in severance payments. We expect to continue to generate meaningful free cash flow in the second half of the year.

Looking at the balance sheet, we ended the quarter with $72.3 million in cash and investments and a net cash position of $38.5 million, providing us with flexibility as we execute on our priorities.

We have built a strong foundation for the future and are encouraged by:
•the continued durability of our academic services products driven by strong monthly retention;
•the progress we are making leveraging AI to meaningfully improve our cost structure;
•the early traction we are seeing with new skilling distribution partnerships;
•and the significant opportunity we see to expand through employability.

Together, these reinforce our confidence in generating meaningful cash flow and creating long-term value.

During the second quarter, we repurchased $1.7 million of our common stock and have $120.7 million remaining on our securities repurchase authorization. We believe our shares represent an attractive use of capital. Our strong balance sheet and continued ability to generate meaningful cash flow provide us with flexibility to allocate capital where we believe will create the greatest long-term value for shareholders. That includes investing behind our strategic priorities while also evaluating further share repurchases. In addition, we expect to fully repay the convertible debt in the third quarter, further strengthening our balance sheet, increasing our financial flexibility.

Moving to guidance, as we execute on our expanded opportunity focused on building an employability platform, our Academic Services and Chegg Skilling businesses are becoming increasingly integrated, and we believe Total Revenue and adjusted EBITDA are the most meaningful ways to measure progress. Beginning this quarter, we are providing guidance for Total Revenue rather than separate revenue guidance.

Looking ahead to Q3 guidance, we expect:
•     Total revenue between $43 and $44 million;
•     Gross margin in the range of 48% to 49%;
•     And adjusted EBITDA between $1 and $2 million.

In closing, we have strengthened the business for long-term success. The company is leaner, more efficient, and well positioned to generate meaningful free cash flow in 2026. We are executing our strategy with focus and discipline while leaning into a large, new opportunity, positioning us to drive sustainable growth, improve profitability, and create long-term shareholder value. We have a strong balance sheet, which provides additional financial flexibility as we continue executing our strategy.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018 or outside the U.S. +1-201-689-8471. A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. Participants can also access the call using the Call me™ link for instant telephone access to the event, which will be active 15 minutes before the scheduled start time.

An audio replay will be available from 11:59 p.m. Eastern Time on August 20, 2026 by calling 1-844-512-2921 or outside the U.S. +1-412-317-6671 with Access ID 13761815. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its Investor Relations website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg is a learning and employability platform that helps students and lifelong learners build the skills, confidence, and career readiness to succeed from learning to earning, while helping businesses develop and upskill their workforce. Through AI-powered, personalized experiences, Chegg supports learners across academics, workplace readiness, professional upskilling, and language learning. By combining proprietary data, AI, and deep insight into how students learn and build their careers, Chegg remains committed to improving employability and creating better outcomes for learners and employers. Chegg is a publicly held company and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including EBITDA, adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP (loss) income from operations, non-GAAP net (loss) income, non-GAAP weighted average shares, non-GAAP net (loss) income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) EBITDA as earnings before interest, taxes, depreciation and amortization; (2) Adjusted EBITDA as EBITDA adjusted for share-based compensation expense, litigation settlement (credits) charges, other income, net, restructuring (credits) charges, impairment of equity investment, impairment of lease related assets, and impairment expense; (3) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, and restructuring (charges) credits; (4) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, and restructuring charges (credits); (5) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (6) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, litigation settlement credits (charges), restructuring credits (charges), impairment of equity investment, impairment of lease related assets, and impairment expense; (7) non-GAAP (loss) income from operations as loss from operations excluding share-based compensation expense, litigation settlement (credits) charges, amortization of intangible assets, restructuring (credits) charges, impairment of equity investment, impairment of lease related assets, and impairment expense; (8) non-GAAP net (loss) income as net loss excluding share-based compensation expense, litigation settlement (credits) charges, amortization of intangible assets, gain on early extinguishment of debt, the income tax effect of non-GAAP adjustments, restructuring (credits) charges, amortization of debt issuance costs, impairment of equity investment, impairment of lease related assets, and impairment expense; (9) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (10) non-GAAP net (loss) income per share is defined as non-GAAP net (loss) income divided by non-GAAP weighted average shares outstanding; and (11) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring (credits) charges.

Restructuring (credits) charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense.

Impairment expense represents the impairment of property and equipment. Chegg believes that it is appropriate to exclude it from non-GAAP financial measures because it is the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our offices. The impairment of lease related assets is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Litigation settlement (credits) charges.

Litigation settlement (credits) charges represent discrete events that are not considered core-operating activities, and as such, are excluded from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment of equity investment.

The impairment of equity investment represents a one-time event to record an impairment charge on our equity investment. The impairment of equity investment is a non-cash expense and we believe the exclusion from non-GAAP financial measures provides investors with a better comparison of period-over-period results.

Gain on early extinguishment of debt.

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs, to the extent such shares are not already included in our weighted average shares outstanding.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding customer retention, the growth of the skilling market and our Skilling business, development and customer adoption of our products, development of new partnerships and distribution channels, our ability to manage expenses and maintain profitability, expectations regarding cash flow, repayment of debt, and utilization of our balance sheet, including future repurchases of debt or equity securities under our existing securities repurchase program, our ability to utilize AI tools to enhance and differentiate our product offerings and control costs, all statements about Chegg’s outlook under “Business Outlook”, including our Q3 2026 guidance, including total revenue, gross margin, and adjusted EBITDA, our ability to transform our business, as well as those included in the investor presentation referenced above and those included in the “Prepared Remarks” sections above. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to attract new learners and retain existing learners in light of declining revenue and user traffic; Chegg's ability to innovate and offer new products and services in response to competitive technology and market developments, including AI; Chegg’s ability to diversify its revenue streams with business-to-institution programs and other enterprise offerings; the uncertainty surrounding the evolving educational landscape; Chegg’s ability to build and maintain strong brands and reputation; Chegg’s ability to develop new product and service offerings and their adoption by customers; competition in all aspects of Chegg’s business, including with respect to AI and Chegg's expectation that such competition will increase; challenges related to Chegg’s international operations; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; disruptions of services provided to us by third parties, including web hosting and payment processing services; changes in regulation, in particular those concerning privacy, marketing, and education; risks related to our ability to comply with regulations, obligations and policies related to data privacy; the outcome of any current litigation and investigations, including our litigation against Google and litigation against us; misuse of Chegg’s platform and content; the effectiveness of Chegg’s restructuring activities and disruptions related to them; changes in the education market, including as a result of AI technology; the possibility that the NYSE may delist our common stock; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$44,623	$31,146
Short-term investments	27,691	41,674
Accounts receivable, net of allowance of $93 and $156 at June 30, 2026 and December 31, 2025, respectively	10,734	15,604
Prepaid expenses	11,352	16,331
Other current assets	14,301	16,857
Total current assets	108,701	121,612
Long-term investments	—	12,392
Property and equipment, net	94,948	115,168
Intangible assets, net	3,957	6,041
Right of use assets	11,505	13,188
Other assets	8,514	9,613
Total assets	$227,625	$278,014
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,775	$3,258
Deferred revenue	26,570	29,675
Accrued liabilities	27,770	54,249
Current portion of convertible senior notes, net	33,845	53,765
Total current liabilities	92,960	140,947
Long-term liabilities
Long-term operating lease liabilities	12,600	15,205
Other long-term liabilities	3,451	2,239
Total long-term liabilities	16,051	17,444
Total liabilities	109,011	158,391
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 110,913,557 and 110,985,562 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	111	111
Additional paid-in capital	1,148,192	1,145,371
Accumulated other comprehensive loss	(34,104)	(32,997)
Accumulated deficit	(995,585)	(992,862)
Total stockholders' equity	118,614	119,623
Total liabilities and stockholders' equity	$227,625	$278,014

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues	$51,849	$105,120	$115,111	$226,507
Cost of revenues(1)	23,567	35,478	48,941	89,451
Gross profit	28,282	69,642	66,170	137,056
Operating expenses:
Research and development(1)	7,398	28,717	16,537	58,145
Sales and marketing(1)	9,468	17,417	20,074	43,031
General and administrative(1)	14,591	59,966	33,771	99,340
Impairment expense	—	—	—	2,000
Total operating expenses	31,457	106,100	70,382	202,516
Loss from operations	(3,175)	(36,458)	(4,212)	(65,460)
Interest expense, net and other income, net:
Interest expense, net	(22)	(41)	(53)	(508)
Other income, net	638	2,059	1,794	15,056
Total interest expense, net and other income, net	616	2,018	1,741	14,548
Loss before provision for income taxes	(2,559)	(34,440)	(2,471)	(50,912)
Provision for income taxes	(392)	(1,223)	(252)	(2,235)
Net loss	$(2,951)	$(35,663)	$(2,723)	$(53,147)
Net loss per share, basic and diluted	$(0.03)	$(0.33)	$(0.02)	$(0.50)
Weighted average shares used to compute net loss per share, basic and diluted	111,422	106,908	111,573	106,039

(1) Includes share-based compensation expense as follows:
Cost of revenues	$15	$131	$35	$369
Research and development	235	1,584	681	4,796
Sales and marketing	103	413	255	1,474
General and administrative	1,971	5,784	4,064	12,530
Total share-based compensation expense	$2,324	$7,912	$5,035	$19,169

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(2,723)	$(53,147)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	5,035	19,169
Depreciation and amortization expense	26,992	48,320
Deferred tax assets	(11)	149
Operating lease expense, net of accretion	1,076	2,019
Amortization of debt issuance costs	53	418
Loss from write-offs of property and equipment	48	558
Gain on early extinguishment of debt	(523)	(7,360)
Realized gain on sale of investments	(5)	(752)
Impairment expense	—	2,000
Impairment of lease related assets	—	3,004
Impairment of equity investment	—	6,000
Litigation settlement (credits) charges	(3,000)	7,500
Other non-cash items	(298)	325
Change in assets and liabilities:
Accounts receivable	4,816	6,114
Prepaid expenses and other current assets	7,572	(941)
Other assets	260	928
Accounts payable	1,376	(6,038)
Deferred revenue	(2,839)	(5,945)
Accrued liabilities	(22,846)	(1,113)
Other liabilities	(822)	(1,522)
Net cash provided by operating activities	14,161	19,686
Cash flows from investing activities
Purchases of property and equipment	(4,700)	(15,895)
Purchases of investments	—	(793)
Maturities of investments	20,031	107,710
Proceeds from sale of investments	5,679	181,158
Net cash provided by investing activities	21,010	272,180
Cash flows from financing activities
Repayment of convertible senior notes	(19,450)	(416,492)
Repurchase of common stock	(1,721)	—
Payment of taxes related to the net share settlement of equity awards	(774)	(1,037)
Proceeds from common stock issued under stock plans	68	391
Net cash used in financing activities	(21,877)	(417,138)
Effect of exchange rate changes	(451)	491
Net increase (decrease) in cash, cash equivalents and restricted cash	12,843	(124,781)
Cash, cash equivalents and restricted cash, beginning of period	33,411	164,359
Cash, cash equivalents and restricted cash, end of period	$46,254	$39,578

CHEGG, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(2,951)	$(35,663)	$(2,723)	$(53,147)
Depreciation and amortization expense	13,045	16,226	26,992	48,320
Provision for income taxes	392	1,223	252	2,235
Interest expense, net	22	41	53	508
EBITDA	10,508	(18,173)	24,574	(2,084)
Share-based compensation expense	2,324	7,912	5,035	19,169
Litigation settlement (credits) charges	(3,000)	7,500	(3,000)	7,500
Other income, net	(638)	(2,059)	(1,794)	(15,056)
Restructuring (credits) charges	(143)	18,922	(308)	21,842
Impairment of equity investment	—	6,000	—	6,000
Impairment of lease related assets	—	3,004	—	3,004
Impairment expense	—	—	—	2,000
Adjusted EBITDA	$9,051	$23,106	$24,507	$42,375

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenues	$23,567	$35,478	$48,941	$89,451
Amortization of intangible assets	(1,007)	(1,076)	(2,084)	(2,153)
Share-based compensation expense	(15)	(131)	(35)	(369)
Restructuring (charges) credits	—	(741)	26	(741)
Non-GAAP cost of revenues	$22,545	$33,530	$46,848	$86,188

Gross profit	$28,282	$69,642	$66,170	$137,056
Amortization of intangible assets	1,007	1,076	2,084	2,153
Share-based compensation expense	15	131	35	369
Restructuring charges (credits)	—	741	(26)	741
Non-GAAP gross profit	$29,304	$71,590	$68,263	$140,319

Gross margin %	55%	66%	57%	61%
Non-GAAP gross margin %	57%	68%	59%	62%

Operating expenses	$31,457	$106,100	$70,382	$202,516
Share-based compensation expense	(2,309)	(7,781)	(5,000)	(18,800)
Litigation settlements credits (charges)	3,000	(7,500)	3,000	(7,500)
Restructuring credits (charges)	143	(18,181)	282	(21,101)
Impairment of equity investment	—	(6,000)	—	(6,000)
Impairment of lease related assets	—	(3,004)	—	(3,004)
Impairment expense	—	—	—	(2,000)
Non-GAAP operating expenses	$32,291	$63,634	$68,664	$144,111

Loss from operations	$(3,175)	$(36,458)	$(4,212)	$(65,460)
Share-based compensation expense	2,324	7,912	5,035	19,169
Amortization of intangible assets	1,007	1,076	2,084	2,153
Litigation settlement (credits) charges	(3,000)	7,500	(3,000)	7,500
Restructuring (credits) charges	(143)	18,922	(308)	21,842
Impairment of equity investment	—	6,000	—	6,000
Impairment of lease related assets	—	3,004	—	3,004
Impairment expense	—	—	—	2,000
Non-GAAP (loss) income from operations	$(2,987)	$7,956	$(401)	$(3,792)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(2,951)	$(35,663)	$(2,723)	$(53,147)
Share-based compensation expense	2,324	7,912	5,035	19,169
Amortization of intangible assets	1,007	1,076	2,084	2,153
Income tax effect of non-GAAP adjustments	204	2,009	322	2,537
Amortization of debt issuance costs	22	41	53	418
Litigation settlement (credits) charges	(3,000)	7,500	(3,000)	7,500
Gain on early extinguishment of debt	—	—	(523)	(7,360)
Restructuring (credits) charges	(143)	18,922	(308)	21,842
Impairment of equity investment	—	6,000	—	6,000
Impairment of lease related assets	—	3,004	—	3,004
Impairment expense	—	—	—	2,000
Non-GAAP net (loss) income	$(2,537)	$10,801	$940	$4,116

Weighted average shares used to compute net loss per share	111,422	106,908	111,573	106,039
Effect of shares for stock plan activity	—	455	3,153	617
Effect of shares related to convertible senior notes	—	583	359	3,585
Non-GAAP weighted average shares used to compute non-GAAP net (loss) income per share	111,422	107,946	115,085	110,241

Net loss per share	$(0.03)	$(0.33)	$(0.02)	$(0.50)
Non-GAAP net (loss) income per share	$(0.02)	$0.10	$0.01	$0.04

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$14,161	$19,686
Purchases of property and equipment	(4,700)	(15,895)
Free cash flow	$9,461	$3,791

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending September 30, 2026
Net loss	$(12,800)
Depreciation and amortization expense	12,500
Provision for income taxes	600
EBITDA	300
Share-based compensation expense	1,900
Other income, net	(700)
Adjusted EBITDA	$1,500
* Adjusted EBITDA guidance for the three months ending September 30, 2026 represents the midpoint of the range of $1 million to $2 million, respectively.